EX-99.B.4.18

                       Aetna Insurance Company of America
                                   Endorsement

The Contract and Certificate are endorsed to permit the Contract to be used to fund a pension or profit sharing plan qualified under Section 401(a) of the Internal Revenue Code ("Code") and, if applicable, the Employee Retirement Income Security Act (ERISA). The following provisions apply and, in the case of a conflict with any provision in the Contract, this Endorsement controls.

Nontransferable. The Contract is nontransferable in accordance with Code Section 401(g). The Contract or any Certificate Holder's Account may not be sold, assigned, transferred or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, except pursuant to a qualified domestic relations order as described in Code Section 414(p). This restriction will not apply to the trustee of any trust described in Code Section 401(a), which is exempt from tax under Section 501(a).

Certificate Holder. The Certificate Holder must be the employer sponsoring the plan or, if the plan has a trust, the trustee of such trust.

Participant. The Participant is the participant under the Code Section 401(a) plan on whose behalf the Certificate Holder's Account is maintained.

Annuitant.  The Annuitant is the Participant.

Beneficiary.  The Beneficiary is the Certificate Holder.

Death Benefit Options. Sections 10.01, 10.03, 10.04 and 10.05 are deleted in their entirety. At the death of the Annuitant, Aetna will pay the death benefit amount, determined under Section 10.02, as directed by the Certificate Holder. The Certificate Holder is responsible for complying with the minimum distribution requirements of Code Section 401(a)(9). The Certificate Holder may elect a lump sum payment, or periodic payments under the Systematic Withdrawal Option (SWO), Estate Conservation Option (ECO) or any of the Annuity options provided the election satisfies the Code minimum distribution rules. If the Certificate Holder's Account is subject to ERISA and the Certificate Holder directs payment to a non-spouse plan beneficiary, the Certificate Holder must certify to Aetna that the distribution complies with the waiver and spousal consent requirements of Code Section 417. In the absence of such certification, payment will be made to the Certificate Holder.

Distributions. The Certificate Holder may elect a lump sum payment, or periodic payments under the Systematic Withdrawal Option (SWO), Estate Conservation Option (ECO) or any of the Annuity options provided the election satisfies the Code minimum distribution rules. Any periodic payments will be paid only to the Certificate Holder, or to the Participant at the direction of the Certificate Holder. The Certificate Holder is responsible for complying with the minimum distribution requirements of Code Section 401(a)(9).

If the Certificate Holder's Account is subject to ERISA and a distribution is made to a married Participant in a form other than a "Qualified Joint and Survivor Annuity," the Certificate Holder must certify to Aetna that the distribution complies with the waiver and spousal consent requirements of Code
Section 417. In the absence of such certification, payment will be made to the Certificate Holder. A "Qualified Joint and Survivor Annuity" is an annuity payable for the joint lives of the Participant and spouse with at least 50% of the payment to continue to the surviving spouse after the Participant's death.

Estate Conservation Option. The Estate Conservation Option (ECO) is a distribution option under which a portion of the Certificate Holder's Account's Value will automatically be surrendered and distributed



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each calendar year. The distributed amount is withdrawn pro rata from each investment option under the Certificate Holder's Account.

Election and Revocation. The Certificate Holder, on behalf of the Participant or plan beneficiary, may elect ECO by submitting a completed and signed election form to Aetna's Home Office. The Certificate Holder must certify to Aetna that the distribution complies with the waiver and spousal consent requirements of Code Section 417.

Once elected, the Certificate Holder, on behalf of the Participant or plan beneficiary, may revoke the option by submitting a written request to Aetna's Home Office. Any revocation will apply only to amounts not yet paid.

Surrender Fee/Market Value Adjustment. A Surrender Fee will not be deducted from, and a Market Value Adjustment will not be applied to, any portion of the Certificate Holder's Account Value which is paid under ECO.

Amount of Distribution. Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under Code
Section 401 (a)(9). The annual distribution will be determined by dividing the Certificate Holder's Account's Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor based on expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

The Certificate Holder may elect, on behalf of the Participant, either the single or joint life expectancy factor. If the joint life expectancy factor is elected, the second life must be a plan beneficiary. If the Certificate Holder elects ECO on behalf of a plan beneficiary after the Participant's death, only a single life expectancy factor may be used. The life expectancy or joint life expectancy factor will be recalculated each year in accordance with the rules under Code Section 401(a)(9).

Minimum Account Value. At its discretion, Aetna may require a minimum initial Certificate Holder's Account Value for election of this option. If after election of this option the Certificate Holder's Account Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire Certificate Holder's Account balance.

Date of Distribution. The Certificate Holder, on behalf of the Participant, may specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 70 1/2 or, for plans of government or church employers, retires if later. If the Certificate Holder elects ECO on behalf of a plan beneficiary, the earliest date is the date of the Participant's death. Subsequent distribution will be made annually on such date as Aetna may designate or allow.

Reservation of Rights. Aetna reserves the right to change the terms of ECO for future elections and to discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

Systematic Withdrawal Option. If distributions are made under the Systematic Withdrawal Option (SWO) after payments are required to begin under the minimum distribution requirements of Code Section 401(a)(9), the amount distributed in any year will be increased if required under the Code minimum distribution rules. For this purpose, the minimum amount to be distributed each year will be determined by dividing the Certificate Holder's Account's Value as of December 31 of the year prior to the year for which payment is to be made by a life expectancy factor, which for the initial distribution year will be based on either the single life expectancy factor or joint life expectancy factor in Table V or VI of Section 1.72-9 of the Income Tax Regulations, as elected by the Certificate Holder. If the joint life expectancy factor is elected, the second life must be a plan beneficiary.



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If the Certificate Holder elects SWO on behalf of a plan beneficiary after the
Participant's death, only a single life expectancy factor may be used. Distributions for any subsequent year will be calculated based on such life expectancy factor reduced by one for each calendar year which has elapsed since the life expectancy was first calculated.

If the specified period method is elected, the maximum specified period will be limited by the single life expectancy factor or joint life expectancy factor in Table V or VI of Section 1.72-9 of the Income Tax Regulations, as elected by the Certificate Holder. If elected on behalf of the Participant, either a single or a joint life expectancy factor may be used. If elected on behalf of a plan beneficiary, only a single life expectancy factor may be used.

Availability of ECO and SWO. If the Certificate Holder revokes ECO or SWO, the Certificate Holder may not subsequently elect that option again, nor may the Certificate Holder elect another withdrawal option unless permitted under the Code minimum distribution rules.

If ECO or SWO is in effect and the Participant dies before the required beginning date for minimum distributions, payments will cease. The Certificate Holder, on behalf of a plan beneficiary, may elect ECO or SWO provided the election would satisfy the Code minimum distribution rules.

If ECO or SWO is in effect and the Participant dies after the required beginning date for minimum distributions, payments will continue as permitted under the Code minimum distribution rules, unless revoked.

Surrender Fee. Subsection (c) of Section 8.05 will not apply while either ECO or SWO is in effect.


Endorsed and made a part of the Contract and the Certificate as of the Effective Date or when the endorsement is approved, whichever is later.

                                              /s/ Dan Kearney
                                              President
                                              Aetna Insurance Company of America



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